                                             AMENDED AND RESTATED

                                    DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                       With

                                        OppenheimerFunds Distributor, Inc.

                                               For Class C shares of

                                           Oppenheimer Main Street Fund(R)
                                  A series of Oppenheimer Main Street Funds, Inc.

This Amended and Restated  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 23rd day of
February,  2004,  by and between  Oppenheimer  Main Street  Funds,  Inc. on behalf of its series  Oppenheimer  Main
Street Fund (the "Fund") and  OppenheimerFunds  Distributor,  Inc. (the  "Distributor").  This Amended and Restated
Distribution  and Service Plan and Agreement  replaces the  Distribution and Service Plan and Agreement for Class C
shares dated March 30, 2001.

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class C shares of the Fund
(the  "Shares"),  contemplated  by Rule  12b-1 as it may be  amended  from  time to time  (the  "Rule")  under  the
Investment  Company Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the  Distributor for its  services  in  connection  with the  distribution  of Shares,  and the  personal  service  and  maintenance  of shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as distributor of securities of which it is the issuer,  pursuant  to the Rule,  according  to the terms of this Plan.  The terms and  provisions  of this Plan shall be interpreted and defined in a manner  consistent  with the provisions and definitions  contained in (i) the
1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,
Inc.,  or any  applicable  amendment or successor to such rule (the "NASD Conduct  Rules") and (iv) any  conditions pertaining  either to  distribution-related  expenses  or to a plan of  distribution  to which the Fund is  subject under  any order on which  the Fund  relies,  issued at any time by the U.S.  Securities  and  Exchange  Commission
("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Recipient"  shall  mean any  broker,  dealer,  bank or other  person  or entity  which:  (i) has rendered  assistance  (whether  direct,  administrative  or both) in the  distribution  of Shares  or has  provided administrative  support  services with respect to Shares held by Customers  (defined below) of the Recipient;  (ii)
shall furnish the Distributor (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably request to answer such  questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

         (b)      "Independent  Directors"  shall mean the  members of the Fund's  Board of  Directors  who are not
"interested  persons"  (as  defined  in the 1940  Act) of the Fund and who have no  direct  or  indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.
         (c)      "Customers"  shall  mean such  brokerage  or other  customers  or  investment  advisory  or other clients of a Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by:  (i) such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares with respect to the payment of the Asset-Based
Sales Charge  and/or the Service Fee (defined  below),  the  Recipient  which is the dealer of record on the Fund's books as  determined  by the  Distributor  shall be deemed the  Recipient  as to such  Shares for  purposes of this
Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.

         (a)      Payments  to the  Distributor.  In  consideration  of  the  payments  made  by  the  Fund  to the
Distributor  under this Plan,  the  Distributor  shall provide  administrative  support  services and  distribution services to the Fund. Such services include  distribution  assistance and administrative  support services rendered in  connection  with  Shares  (1) sold in  purchase  transactions,  (2)  issued in  exchange  for shares of another investment  company for which the Distributor serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes  that the  Distributor  may not be rendering  appropriate  distribution  assistance or administrative  support services in connection with the sale of
Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written report or other information to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                  (i)    Administrative  Support  Service  Fees.  Within  forty-five  (45)  days of the end of each calendar  quarter,  the Fund will make  payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average  during that calendar  quarter of the aggregate net asset value of the Shares  computed as of the close of each business day (the "Service  Fee").  Such Service Fee payments  received from the Fund will  compensate  the
Distributor for providing  administrative  support services with respect to Accounts.  The  administrative  support services  in  connection  with  Accounts  may  include,  but shall not be limited  to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)   Distribution  Assistance Fees (Asset-Based  Sales Charge.  Within ten (10) days of the end of each month,  the Fund will make  payments in the aggregate  amount of 0.0625%  (0.75% on an annual basis) of the average  during the month of the aggregate net asset value of Shares  computed as of the close of each business day
(the  "Asset-Based  Sales Charge").  Such Asset-Based  Sales Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

         The distribution  assistance  services to be rendered by the Distributor in connection with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity that sells  Shares,  and/or paying such persons  "Advance  Service Fee Payments" (as defined below) in advance of, and/or in amounts  greater than, the amount  provided for in Section 3(b) of this  Agreement;
(ii) paying  compensation  to and expenses of personnel of the  Distributor  who support  distribution of Shares by
Recipients;  (iii)  obtaining  financing or providing such financing from its own resources,  or from an affiliate, for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed  expenses  incurred in rendering
distribution   assistance  and  administrative  support  services  to  the  Fund;  and  (iv)  paying  other  direct distribution  costs,  including  without  limitation the costs of sales  literature,  advertising and  prospectuses
(other than those prospectuses furnished to current holders of the Fund's shares ("Shareholders")).

         (b)      Payments to  Recipients.  The  Distributor  is authorized  under the Plan to pay  Recipients  (1)
distribution  assistance  fees for rendering  distribution  assistance in connection with the sale of Shares and/or
(2) service  fees for  rendering  administrative  support  services  with  respect to  Accounts.  However,  no such payments  shall be made to any Recipient  for any quarter in which its  Qualified  Holdings do not equal or exceed, at the end of such quarter,  the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority  of the  Independent  Directors.  All fee  payments  made by the  Distributor  hereunder  are subject to reduction or chargeback so that the aggregate  service fee payments and Advance  Service Fee Payments do not exceed the limits on payments  to  Recipients  that are,  or may be,  imposed by the NASD  Conduct  Rules.  The
Distributor  may make Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the Distributor if such  affiliated  person  qualifies  as a Recipient  or retain  such  payments if the  Distributor  qualifies  as a
Recipient.

         In  consideration  of the  services  provided by  Recipients,  the  Distributor  shall make the  following payments to Recipients:

                  (i)    Service Fee. In consideration of  administrative  support services provided by a Recipient during a calendar  quarter,  the Distributor  shall make service fee payments to that Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned  beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Directors.

         Alternatively,  the Distributor  may, at its sole option,  make the following  service fee payments to any
Recipient  quarterly,  within  forty-five (45) days of the end of each calendar  quarter:  (A) "Advance Service Fee
Payments"  at a rate not to exceed  0.25% of the average  during the calendar  quarter of the  aggregate  net asset value of Shares,  computed  as of the close of business  on the day such  Shares are sold,  constituting  Qualified
Holdings,  sold by the  Recipient  during that quarter and owned  beneficially  or of record by the Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business  day,  constituting  Qualified  Holdings  owned  beneficially  or of  record  by the  Recipient  or by its
Customers for a period of more than one (1) year. At the  Distributor's  sole option,  Advance Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the  Recipient  is  obligated to and will repay the Distributor on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

         The  administrative  support  services to be rendered by Recipients  in  connection  with the Accounts may include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund,  assisting in the  establishment  and  maintenance of accounts or  sub-accounts  in the Fund and processing  Share  redemption transactions,  making the Fund's investment plans and dividend payment options available,  and providing such other information  and  services  in  connection  with the  rendering  of personal  services  and/or the  maintenance  of
Accounts, as the Distributor or the Fund may reasonably request.

                  (ii)  Distribution   Assistance  Fee  (Asset-Based   Sales  Charge)  Payments.   Irrespective  of
whichever  alternative  method of making  service fee payments to  Recipients  is selected by the  Distributor,  in addition the  Distributor  shall make  distribution  assistance  fee payments to each Recipient  quarterly,  within forty-five  (45) days after the end of each calendar  quarter,  at a rate not to exceed 0.1875% (0.75% on an annual basis) of the average  during the calendar  quarter of the aggregate  net asset value of Shares  computed as of the close of each business day  constituting  Qualified  Holdings owned  beneficially  or of record by the Recipient or its  Customers  for a period of more than one (1) year.  Alternatively,  at its sole option,  the  Distributor  may make  distribution  assistance  fee  payments to a Recipient  quarterly,  at the rate  described  above,  on Shares constituting  Qualified  Holdings owned  beneficially or of record by the Recipient or its Customers without regard to the  1-year  holding  period  described  above.  Distribution  assistance  fee  payments  shall be made  only to
Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

         The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the following:  distributing  sales literature and  prospectuses  other than those  furnished  to current  Shareholders,  providing  compensation  to and paying  expenses of  personnel  of the
Recipient who support the  distribution  of Shares by the  Recipient,  and  providing  such other  information  and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority  of the  Independent  Directors  may at any time or from time to time (i)  increase or decrease  the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to  exceed  the rates set forth above,  and/or (ii) direct the Distributor to increase or decrease any Minimum  Holding  Period,  any maximum period  set by a majority  of the  Independent  Directors  during  which  fees will be paid on Shares  constituting
Qualified  Holdings  owned  beneficially  or of record by a Recipient or by its  Customers  (the  "Maximum  Holding
Period"),  or Minimum  Qualified  Holdings.  The Distributor  shall notify all Recipients of any Minimum  Qualified
Holdings,  Maximum  Holding  Period and  Minimum  Holding  Period  that are  established  and the rate of  payments hereunder  applicable to  Recipients,  and shall provide each Recipient with written notice within thirty (30) days after  any  change  in  these  provisions.  Inclusion  of such  provisions  or a  change  in such  provisions  in a supplement or amendment to or revision of the prospectus of the Fund shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are  subject  to  reduction  or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI")
from its own resources  (which may include  profits  derived from the advisory fee it receives  from the Fund),  or
(ii) by the Distributor (a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients  are intended to have certain  rights as  third-party  beneficiaries  under this Plan, subject to the  limitations  set forth  below.  It may be  presumed  that a  Recipient  has  provided  distribution assistance or administrative  support services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  If either the  Distributor  or the Board  believe  that, notwithstanding  the level of  Qualified  Holdings,  a  Recipient  may not be  rendering  appropriate  distribution assistance  in  connection  with the sale of Shares or  administrative  support  services  for  Accounts,  then the
Distributor,  at the  request  of the Board,  shall  require  the  Recipient  to provide a written  report or other information to verify that said  Recipient is providing  appropriate  distribution  assistance  and/or  services in this  regard.  If the  Distributor  or the Board of  Directors  still is not  satisfied  after the  receipt of such report,  either may take  appropriate  steps to terminate  the  Recipient's  status as a Recipient  under the Plan, whereupon such Recipient's rights as a third-party  beneficiary hereunder shall terminate.  Additionally,  in their discretion  a majority  of the Fund's  Independent  Directors  at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  whereupon  such person's or entity's  rights as a  third-party  beneficiary hereof shall  terminate.  Notwithstanding  any other  provision of this Plan, this Plan does not obligate or in any way make the Fund  liable to make any  payment  whatsoever  to any  person or entity  other  than  directly  to the
Distributor.  The  Distributor  has no obligation to pay any Service Fees or  Distribution  Assistance  Fees to any
Recipient if the  Distributor  has not received  payment of Service Fees or  Distribution  Assistance Fees from the
Fund.

4.       Selection  and  Nomination  of Directors.  While this Plan is in effect,  the selection and  nomination of persons to be  Directors  of the Fund who are not  "interested  persons"  of the Fund  ("Disinterested  Directors")
shall be committed to the  discretion of the incumbent  Disinterested  Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors  from  soliciting  the views or the  involvement of others in such selection or nomination  as long as the final  decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
Fund's Board for its review,  detailing the  aggregate  amount of payments made under this Plan and the purpose for which the payments were made.  The reports shall be provided  quarterly,  and shall state whether all provisions of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
such  agreement  may be  terminated  at any time,  without  payment of any penalty,  by a vote of a majority of the
Independent  Directors  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the Fund's outstanding  voting Class C shares;  (ii) such termination  shall be on not more than sixty days' written notice to any  other  party to the  agreement;  (iii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when  approved by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its
Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This  Amended  and  Restated  Plan  has  been approved by a vote of the Board and of its  Independent  Directors and replaces the Fund's prior  Distribution  and
Service Plan and Agreement for Class C shares.  Unless  terminated as  hereinafter  provided,  it shall continue in effect until  renewed by the Board in  accordance  with the Rule and  thereafter  from year to year or as the Board may otherwise  determine but only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such continuance.

         This Plan may not be amended to  increase  materially  the amount of  payments to be made under this Plan, without  approval of the Class C  Shareholders  at a meeting  called for that purpose and all  material  amendments must be approved by a vote of the Board and of the Independent Directors.

         This Plan may be  terminated  at any time by a vote of a majority of the  Independent  Directors or by the vote of the  holders  of a  "majority"  (as  defined  in the 1940  Act) of the  Fund's  outstanding  Class C voting shares.  In the event of such  termination,  the Board and its Independent  Directors  shall determine  whether the
Distributor  shall be  entitled  to  payment  from the Fund of all or a  portion  of the  Service  Fee  and/or  the
Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

                                                     Oppenheimer Main Street Funds, Inc.
                                                     On behalf of its series, Oppenheimer
                                                     Main Street Fund

                                                     By:    ___________________________
                                                            Robert G. Zack
                                                            Vice President and Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                     By:    __________________________
                                                            Kathleen T. Ives
                                                            Vice President and Assistant Secretary